                                                                    EXHIBIT 10.4

                    CONTENT LICENSE AND MARKETING AGREEMENT
                    ----------------------------------------


     THIS CONTENT LICENSE AND MARKETING AGREEMENT (the "Agreement") is entered into as of the 17th day of September, 1999, by and between RODALE INC., a Pennsylvania corporation with its principal place of business located at 33 East Minor Street, Emmaus, Pennsylvania 18098-0099 (hereinafter referred to as "Rodale") and MOTHERNATURE.COM, INC., a Delaware corporation with its principal place of business located at One Concord Farms, Second Floor, 490 Virginia Road, Concord, Massachusetts 01742 (hereinafter referred to as "MotherNature").

                              W I T N E S S E T H:

     WHEREAS, Rodale is a publisher of books and magazines containing content, inter alia, related to herbal supplements, vitamins and minerals; and

     WHEREAS, MotherNature is the developer and operator of websites on the World Wide Web encompassing content, community and e-commerce in the sale of dietary supplements, herbal products, vitamins and minerals; and

     WHEREAS, Rodale and MotherNature desire to enter into an Agreement establishing a licensing, marketing and equity arrangement; and

     NOW THEREFORE, intending to be legally bound hereby, the parties agree as follows:

1.  DEFINITIONS
    -----------

     The above recitals are incorporated herein by reference as though set forth fully and are a part of this Agreement.

     1.1 "Agreement", "Rodale" and "MotherNature" are defined as set forth in the introduction and recitals to this Agreement.

     1.2 "Books" means the compilation of text, illustrations, photographs, tables and other editorial elements contained in a publication published by Rodale in book form, whether printed, electronic, or any other medium now known or hereafter invented, excluding those elements of the Book(s) identified on
Schedule 6.1 and/or future endorsement to Schedule 6.1.

     1.3  "Change of Control" shall mean:

          (a) The acquisition of ownership, directly or indirectly, beneficially or of record by any person or entity controlling fifty (50%) percent or more of the aggregate ordinary voting power represented by the authorized, issued and outstanding voting capital stock of MotherNature; or

          (b) The obtaining, by contract or otherwise, of the power to elect one-half ( 1/2) of the members of the Board of Directors; or

          (c) The succession to, or acquisition by, a third party, by merger or otherwise, of all or substantially all of MotherNature's business, stock or assets.

     1.4 "Categories" shall mean the topics of vitamins, minerals, dietary supplements, medicinal herbs, natural healing, alternative medicine (including aromatherapy and homeopathy), cooking, and home health remedies, but excludes pets, gardening and all other topics not listed as Categories.

     1.5 "Co-Branded MotherNature Internet Site" shall mean a web site (or any other internet distributed information service that uses the hypertext transfer protocol or any successor or alternative protocol) on the World Wide Web that jointly promotes MotherNature and a third party and for which the uniform resource locator ("URL") address is owned, operated or controlled by MotherNature.

     1.6  "Content" shall mean:

          (a) Books previously published by Rodale and which are available for sale in the current (Fall 1999) Rodale retail book catalog, the principal editorial content of which are within one (1) or more of the Categories, and which are listed on Schedule A attached hereto and incorporated herein by this reference; and

          (b) Those Books hereafter published by Rodale during the term of this Agreement, the principal editorial content of which are within one (1) or more of the Categories; such Books shall, pursuant to the terms of this Agreement, be made a part of Schedule A by periodic endorsements to Schedule A; and

          (c) Chapters of Books published by Rodale during the term of this Agreement, the principal editorial content of which Chapters are within one (1) or more of the Categories ("Relevant Chapters"), even though the principal editorial content of the Book as a whole from which the Relevant Chapter(s) come is not within one (1) of the Categories. Such Relevant Chapters shall, pursuant to the terms of this Agreement, be made part of Schedule A by periodic endorsements to Schedule A.

     1.7 "Competitor" means any person or entity, or parent, subsidiary or affiliate of such person or entity, which at the time of execution of this Agreement or at any time during the term hereof derives forty (40%) percent or more of its revenues from the sale to consumers of vitamins, minerals, supplements, herbs, drugstore products (over the counter and prescription products which are ingested or topically applied) aromatherapy products, or homeopathic products. By way of clarification, present competitors include, without limitation, CVS/Soma.com, SelfCare, Drugstore.com, RiteAid/GNC, PlanetRx, Healthshop, e-nutrition, All Herbs, vitamins.net, Vitamin Shoppe, Green Tree, more.com and vitamins.com.

     1.8 "Excerpts" means portions of the Content which are less than the entire text and images of any single Book such as chapters, paragraphs, sentences, outlines, summaries and synopses of any Book or portion thereof, which chapters, paragraphs, sentences, outlines, summaries and synopses shall be extracted from Content or prepared by MotherNature. The term "Content" shall include Excerpts.

     1.9 "Exclusive" means that Rodale shall not grant any license, sublicense or other right, and shall not authorize or permit any third party to grant any license, sublicense or other right, to any Competitor for the particular activity described. All rights to use the Trademark are non-exclusive.

          (a) Rodale Usage.  All rights not specifically granted to MotherNature
              ------------
by this Agreement are reserved to Rodale. The rights reserved to Rodale shall, except as may otherwise be provided herein, include the following:

               (i) To promote the sale of its information based products in any manner using all existing and future technologies and media which it deems appropriate, without restriction, including on its own internet sites, other internet sites or otherwise;

               (ii) To publish, promote and sell its Content in printed form including, but not limited to, Books, magazines, specials and compilations, adaptations and revisions thereof;

               (iii) To use selected Content to promote the sales of Books, magazines, specials, compilations, adaptations, revisions and any other information based products of Rodale throughout the term of this Agreement;

               (iv) To use its products and the content thereof in the print medium and on Rodale's own sites on the World Wide Web;

               (v) To enter into such arrangements with non-Competitors as it shall deem fit in its sole discretion; and

               (vi) To publish, promote, distribute and sell its information based products, including Content, using all existing and future technologies and media, including, but not limited to, electronic format book publishing, such as published by Rocket Books.

     1.10 "Internet Site" means any MotherNature owned, operated, or controlled web site (or any other internet distributed information service that uses the hypertext transfer protocol or any successor or alternative protocol) on the
World Wide Web.   The term "Internet Site", includes any Co-Branded MotherNature
Internet Site.

     1.11 "Modifications" means any Content that has been modified by changes to its format, linking or presentation. By way of clarification and without limiting the generality of the foregoing, Modifications do not include the Internet Site or any other content made available on the Internet Site, or any expert system created by MotherNature or its service providers or independent contractors, or any other features or functions within the Internet Site, provided that no Content is included in such features or functions.

     1.12  "Relevant Chapter(s)" shall have the meaning ascribed to that term in
Section 1.6(c).

     1.13 "Stock Images" means photographs and slide transparencies which are owned by Rodale without restriction, and which are contained in Rodale's Stock Images library.

     1.14  "Trademark" means the registered trademarks of Rodale.

     1.15 "Web Enablement" means conversion of Content to an electronic medium capable of displaying the Content on a computer monitor via the internet.

2.  EFFECTIVE DATE AND TERM
    -----------------------

     2.1 This Agreement shall become effective upon its execution by all parties hereto (the "Effective Date"), and shall remain in effect for a period of ten (10) years from that date, except as otherwise provided for herein.

3.  CONTENT AND BOOK SALES RELATIONSHIP
    -----------------------------------

     3.1  Term.  The term of this Content and Book Sale Relationship shall be
          ----
for ten (10) years.

     3.2  Rights.  Rodale agrees that MotherNature shall have:
          ------

          (a) The right to Web Enable those Books now listed on Schedule A and those Books and Relevant Chapters which are hereafter added to Schedule A by endorsement to Schedule A pursuant to the terms of this Agreement; and

          (b) The right to use, reproduce, have reproduced, display and transmit the Content on the Internet Site and to make Modifications of the Content for such purposes. Provided, however, that MotherNature will not provide, with respect to the Internet Site, functionality which enables the user to download an entire Book by clicking on a button, link or similar feature. The parties acknowledge that no technology exists to prevent the unauthorized transmission, distribution, downloading or printing of Books. MotherNature agrees that, in the event that such technology exists in the future, it will use commercially reasonable efforts, taking cost effective technological feasibility into account to install or to make operative as a part of the Internet Site software which prevents the unauthorized transmission, distribution, downloading or printing of Books.

          The rights granted by this Section 3.2 shall be Exclusive for a period which, with respect to each particular Book, is the shorter of:

               (i) Five (5) years from the date on which MotherNature Web Enables such Book; or

               (ii) The balance of the term of this Agreement.

          (c) Excerpts.  MotherNature shall have the right to use, reproduce,
              --------
have reproduced, display, and transmit Excerpts on the Internet Site, provided that each Excerpt shall:

               (i) Identify the name of the Book from which such Excerpts is extracted; and

               (ii) Contain a click-to-buy feature as set forth in Section 3.4(ii), hereof; and

               (iii) All Excerpting shall maintain the editorial integrity of the health information contained in the Content from which the Excerpt was taken or created.

     3.3  Schedule A Designations.
          -----------------------

          (a) Rodale represents and warrants that Schedule A contains a full, complete and accurate list of the titles of all Books previously published by Rodale that are available for sale in the current (Fall 1999) Rodale retail book catalog and the principal editorial content of which is within one (1) or more of the Categories. Schedule A shall be binding and conclusive unless objected to by MotherNature within six (6) months of the date of this Agreement. In the event of an objection by MotherNature, Rodale and MotherNature shall devote their mutual good faith and best efforts to resolve the objection. If MotherNature's objection cannot be resolved within thirty (30) days after such objection has been delivered to Rodale, the dispute shall be resolved by arbitration pursuant to Section 3.3(d).

          (b) Periodically during the term of this Agreement, but not less frequently than three (3) times per year, Rodale shall furnish to MotherNature:

               (i) A list of the titles of all Books published by Rodale since the later of the date of this Agreement or the date of the most recent endorsement to Schedule A (which list may include subsequent editions correcting, modifying or otherwise editing prior editions of Books appearing on Schedule A and/or prior endorsements to Schedule A); and

               (ii) A proposed endorsement to Schedule A setting forth the titles of those Books and Relevant Chapters which Rodale had determined to be Content.

Rodale's proposed endorsement(s) to Schedule A shall be binding and conclusive unless objected to by MotherNature within ninety (90) days of receipt. In the event of an objection by MotherNature, Rodale and MotherNature shall devote their mutual good faith and best efforts to resolve the objection. If MotherNature's objection cannot be resolved within thirty (30) days after such objection has been delivered to Rodale, the dispute shall be resolved by arbitration pursuant to Section 3.3(d).

          (c) Under Rodale's customary contracts with outside authors, Rodale's rights to license Book(s) or Relevant Chapter(s) may terminate if the Book is no longer in print. Rodale also, from time to time, withdraws Books from publication and distribution when, in Rodale's judgment, the information contained in a Book has become stale or inaccurate. If Rodale determines that the rights to license to MotherNature Content now or hereafter listed on Schedule A or an endorsement thereto have terminated or are about to terminate, or if Rodale withdrawn a Book from publication and distribution because, in Rodale's judgment, the information contained in such Book(s) has become stale or inaccurate, Rodale shall give to MotherNature notice that such Content shall be withdrawn from Schedule A, effective thirty (30) days from the giving of such notice. Rodale's notice shall be binding and conclusive unless objected to by MotherNature within thirty (30) days of receipt. In the event of an objection by MotherNature, Rodale and MotherNature shall devote their mutual good faith and best efforts to resolve the objection. If MotherNature's objection cannot be resolved within thirty (30) days after such objection has been delivered to Rodale, the dispute shall be resolved by arbitration pursuant to Section 3.3(d).

     Any Book(s) or Relevant Chapter(s) withdrawn from Schedule A pursuant to this Section 3.3(c) shall no longer be Content and shall be removed by MotherNature from the Internet Site within thirty (30) days.

          (d) Unresolved disputes under Sections 3.3(a), 3.3(b) and 3.3(c) shall be resolved by arbitration before a single arbitrator who shall conduct his or her arbitration proceedings in New York, New York. The arbitration shall be administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules, and Rodale and MotherNature shall equally divide the arbitrator's fees and the administrative costs. Judgment on the arbitrator's award may be entered in, and enforced by, any court of competent jurisdiction.

     3.4  Book Selection.  MotherNature agrees that it shall Web Enable the
          --------------
Content and incorporate such Web Enabled Content into MotherNature's online library, all to the extent that MotherNature, after reasonable consultation with Rodale with respect thereto, in its reasonable business judgment deems such actions to be commercially desirable.

          (a) The Library.  MotherNature and Rodale will cooperate to commence
              -----------
creation of the Web Enabled Library within thirty (30) days of the date of this Agreement. The Internet Site shall have the following functionality with respect to the Library:

               (i) The Library will be a major category, currently denominated as a "tab" on the Internet Site home page. Rodale and MotherNature shall consult in good faith concerning the title of the Library "tab".

               (ii) MotherNature shall be entitled to merchandise products on the same page as Content is displayed, but such merchandising shall occur in a clearly defined, segregated area. Editorial integrity of the Content shall be maintained. MotherNature agrees that Content, when used on the same page as product merchandising content, may not be editorially modified (except by Excerpting), but may be modified as to typeface, size and format. The parties shall mutually agree to the general layout and format of all merchandising areas.

               (iii) All references to Rodale Book titles throughout the Internet Site will include a purchase link, enabling visitors to the site to "click" on any Rodale book title and proceed directly to a purchase ("click-to-buy") page. The function to "click-to-buy" a Rodale Book shall not directly link the Internet Site user to the print publications of any person or entity other than Rodale.

          (b)  Book Sales.
               ----------

               (i) The Internet Site shall contain a special "Rodale Book" section which permits the visitor to "click-to-buy", and which shall offer for sale Rodale Books, selected at the discretion of MotherNature, appropriate to the section of the Internet Site that the customer is viewing. The special "Rodale Book" section will consist of not fewer than fifty (50) Rodale Books.

               (ii) Book Pricing and Stock.  MotherNature in its sole discretion
                    ----------------------
     will stock fast moving Books in its warehouse. MotherNature and Rodale agree that slower moving Books will not be stocked at MotherNature's warehouse, but will be maintained in Rodale's warehouse and shipped to MotherNature's warehouse upon receipt of orders, which orders will be transmitted from MotherNature to Rodale via the World Wide Web. Rodale agrees to sell Books to MotherNature in accordance with the Special Markets Discount Schedule (the "Schedule") attached hereto as Schedule B, which
     Schedule is incorporated herein by reference as though set forth fully. Throughout the term of this Agreement, Rodale agrees to modify the Schedule in accordance with the most favorable discounts, terms and conditions offered to any purchaser of the kind described on Schedule B. The sale of Books to MotherNature is non-exclusive.

          (c) Trial Basis Sales.  Within six (6) months from the date of
              -----------------
execution of this Agreement, MotherNature will create a separate Rodale Book section on the Internet Site for sale of Rodale Books on a "Trial Basis". Said section shall be co-branded by MotherNature and Rodale. Customers will have the ability to order a selection of Rodale Books on a free trial basis. The section shall be constructed to provide that orders will be made directly to Rodale, and not through MotherNature. With respect to all Books sold in the Trial Basis section of the Internet Site, Rodale agrees to pay to MotherNature a commission equal to the highest rate of commission (but not less than twenty (20%) percent) on Net Sales (gross sales less accruals for returns and bad debt (estimated by Rodale in its commercial good faith, based on Rodale's actual experience), exclusive of postage, handling and sales tax) being paid to any third party internet seller of Rodale Books.

          Rodale will pay such commissions to MotherNature on a quarterly basis, not later than thirty (30) days after the end of each calendar quarter, and Rodale shall provide to MotherNature a statement providing reasonable detail as to the number of Books sold on a Trial Basis and Net Sales therefrom.

          (d) Third Party/Remote Web Sites.  MotherNature shall have the right
              ----------------------------
to repurpose a de minimis portion of the Content for use as a "teaser" on any
               ----------
MotherNature controlled or operated website on the World Wide Web or third party remote content sites managed by or affiliated with MotherNature, subject to the prior approval by Rodale of such third party remote content site, which approval shall not be unreasonably be withheld.

          (f) Author Compensation.  With respect to Rodale Books and Relevant
              -------------------
Chapters authored by non-Rodale employees as identified on Schedule A, MotherNature agrees to pay to Rodale a licensing fee of Five Thousand ($5,000.00) Dollars for each Book or Relevant Chapter which is Web Enabled. Payment shall be due from MotherNature to Rodale upon the execution of this Agreement for those Books authored by non-Rodale employees identified on Schedule A.

          With respect to non-Rodale employee authored Books and Relevant Chapters published by Rodale after the date of this Agreement and which become a part of Schedule A by endorsement thereto pursuant to Section 3.3(b), Rodale shall use commercially reasonable efforts to obtain Web Enablement rights from the authors thereof. With respect to any Book which is added to Schedule A by endorsement and is thereafter Web Enabled, and each Book from which one (1) or more Relevant Chapter(s) are added to Schedule A by endorsement and such Relevant Chapter(s) are thereafter Web Enabled, MotherNature shall pay to Rodale a fee of Five Thousand ($5,000.00) Dollars per Book. Such fee shall be payable by MotherNature to Rodale within thirty (30) days of completion of Web Enablement of such Book(s) or Relevant Chapters.

     3.5  Health Sieve Distribution and News Clipping Exchange.
          ----------------------------------------------------

          (a) Health Sieve.  Rodale will provide distribution of its Health
              ------------
Sieve to MotherNature in the same format and on the same frequency as provided to Rodale employees. Rodale's Health Sieve may be incorporated into MotherNature's news services. MotherNature shall have the right to modify the Health Sieve and to use, reproduce, have reproduced, display, and transmit the Health Sieve in any form on the Internet Site. At Rodale's request, MotherNature shall display a credit to Rodale in such form as is mutually agreed to by Rodale and MotherNature. In the event that MotherNature changes the content of the Health Sieve, MotherNature will have sole responsibility for such changes. Except as provided herein, no publication, distribution, sale, assignment or license of Rodale's Health Sieve or any portion thereof shall be made by MotherNature without the prior written approval of the President, Rodale Book Division, or his designee, which approval shall be at the sole discretion of such individual.

          (b) News Services.  MotherNature will distribute its news services to
              -------------
Rodale in the same format and with the same frequency as MotherNature distributes to its employees and/or customers.

          (c) Exclusivity.  The obligations of MotherNature and Rodale relative
              -----------
to news clipping and news alert services and the Health Sieve shall be non-exclusive.

     3.6  Consultation with Rodale Researchers.  Rodale will provide
          ------------------------------------
consultation with Rodale's researchers to MotherNature for not more than eight
(8) hours per week, non-cumulative, during the term of this Agreement.

          (a) Exclusivity.  The rights granted with respect to consultation with
              -----------
Rodale researchers shall be non-exclusive.

     3.7  Question and Answer Column.  Rodale agrees that its authors, writers,
          --------------------------
editors or experts will provide two (2) new columns per month during the term of this Agreement in a question and answer format for display on the Internet Site. Each column shall consist of no more than three (3) questions, and each answer shall be no longer than three hundred (300) words.

     The parties have discussed the possibility that Rodale's authors and editors will participate in online "chats", the nature and extent of which shall be subject to the mutual agreement of the parties with respect thereto.

          (a) Exclusivity.  The rights granted with respect to the question and
              -----------
answer column shall be non-exclusive.

     3.8  Assistance in Publishing MotherNature Books.
          -------------------------------------------

          (a) Publication.  Rodale agrees to custom publish, at the request of
              -----------
MotherNature, a series of books in the English language carrying the MotherNature imprint, such series not to exceed twenty (20) such books during the term of this Agreement. Rodale and MotherNature agree that Rodale shall be obligated to publish not fewer than three (3) nor more than six (6) books during the first year of the term of this Agreement. The number of books to be published in subsequent years shall be as mutually agreed, but shall not exceed three (3) books in any one year. MotherNature acknowledges that the content of such book may be based upon re-purposed material. Rodale and MotherNature shall mutually agree with respect to the outline, content, trim size and number of pages of each book in the series.

          (b) Cost.  MotherNature shall pay to Rodale the cost of publication,
              ----
including internal labor costs for writing, editing, research and design, paper, pre-press, printing and binding, plus seven and one-half (7.5%) percent of all costs. Prior to the commencement of any custom publishing process, the parties will agree to a budget with respect to the cost.

          (c) Distribution.  Rodale shall have the right, at its sole option, to
              ------------
distribute such books to the Trade (bookstores, both physical and electronic, and other retail outlets which sell books). In the event that Rodale chooses to distribute such books to the Trade, then MotherNature shall have the right to distribute such books in all non-Trade channels of distribution in the United States. In the event that Rodale chooses not to distribute such books to the Trade, then MotherNature shall have the right to distribute such books in the Trade and in all non-Trade channels of distribution within the United States.

          (d) Copyright Ownership.  MotherNature agrees that Rodale shall be the
              -------------------
owner of the copyright and all other intellectual property to such books as are published in accordance with this section. MotherNature acknowledges that ownership of each book shall be solely and exclusively vested in Rodale. MotherNature agrees that each book is a work-for-hire within the meaning of the copyright law, and Rodale will be considered the owner of each book for all purposes, including copyright. To the fullest extent permitted by law, MotherNature hereby assigns any copyright which it may acquire in any of the books to Rodale for the duration of the copyright and any extensions thereof. MotherNature appoints Rodale its attorney-in-fact to execute any documents necessary to transfer and assign any copyright interest of MotherNature in the books to Rodale.

          (e) Exclusivity.  The obligations of Rodale with respect to this
              -----------
section shall be non-exclusive.

     3.9  Access to Electronic Image Library.
          ----------------------------------

          (a) Stock Images.  Rodale grants to MotherNature electronic access to
              ------------
Rodale's Stock Images for use on the Internet Site. The right to use Stock Images other than on the Internet Site or Co-Branded MotherNature Internet Sites will be subject to Rodale's prior approval, which may be granted or refused at Rodale's sole discretion.

          (b) Exclusivity.  The rights granted to MotherNature under this
              -----------
section are non-exclusive.

     3.10  Recipes.
           -------

          (a) Recipes.  Rodale grants to MotherNature the right to create a
              -------
separate content section within the Internet Site which utilizes Rodale's recipes from Content included on Schedule A. MotherNature shall, as it deems appropriate, link such recipes to medical conditions contained within the Library and other information areas of the Internet Site.

          (b) Links.  Each recipe shall contain a reference to the title of the
              -----
Rodale Book in which such recipe appeared and a link to a "click-to-buy" page, by which consumers can purchase such Book.

4.  MARKETING RELATIONSHIP
    ----------------------

     4.1  Access to Customer Databases.
          ----------------------------

          (a) Access.  MotherNature and Rodale will each have reasonable access
              ------
to the customer database of the other for direct marketing acquisition and direct marketing retention by means of conventional direct mail marketing methods or by means of e-mail direct marketing methods, and ad hoc customer analysis by either party for its own purposes. Such access shall be limited as follows:

               (i) Access shall be subject to the privacy policies of MotherNature and Rodale which may limit the release of individual customer identification; and

               (ii) Except as provided in Section 12.2 of this Agreement, neither party shall sell, transfer, assign, share or otherwise permit any third party to have access to or use any information which it obtains from the customer database of the other.

          As a permitted use, for example, MotherNature may perform an N-th name select and send an offer to a random sample of Rodale's database. Using purchase behavior information, the parties database analysts will develop agreed upon optimal communications plan that will guide each in the selection of names from the other's database. Each party agrees to reimburse the other for third party costs incurred as a result of that party's access to the other party's customer database.

          (b) Exclusivity.  The rights granted to MotherNature under this
              -----------
section shall be Exclusive.

          (c) Term.  Notwithstanding any other section of this Agreement, the
              ----
term of the license granted in this Section 4.1 shall be for a period of seven
(7) years commencing on the date Effective Date of this Agreement.

     4.2  Magazine and Book Purchases for Promotional Use.
          -----------------------------------------------

          (a) Book Purchases.  Rodale grants to MotherNature the right to
              --------------
purchase Books for promotional use with other MotherNature products, except Rodale Books, at Rodale's cost (paper, printing, binding and pre-production costs) plus five (5%) percent of all such costs.

          (b) Magazine Purchases.  MotherNature may request from each Rodale
              ------------------
magazine publisher or circulation manager the right to purchase magazines for promotional use. The right to such purchase, including quantity and price, shall be as determined by the mutual agreement of the parties, if any.

          (c) Exclusivity.  The rights granted in this section are non-
              -----------
exclusive.

     4.3  Offer Inserts in Book and Invoice Shipments.
          -------------------------------------------

          (a) Inserts.  Rodale grants MotherNature the right to insert
              -------
promotional materials in up to five million (5,000,000) Book shipments or billing statements per year throughout the term of this Agreement. MotherNature may request that its promotional materials be inserted into shipments of, or invoices for, specific Rodale Book titles, and Rodale will use its best efforts to perform the insertions in the shipment or invoicing of such specific titles.

          (b) Specifications.  Specifications for such inserts shall conform in
              --------------
format, size and weight to Rodale requirements. MotherNature shall, at its cost, produce its own advertisements and provide printer-ready copy and art to Rodale.

          (c) Incremental Costs.  In the event that postage and handling of such
              -----------------
inserts will result in an incremental cost incurred by Rodale, Rodale shall advise MotherNature in advance with respect to such costs. In the event that MotherNature approves and accepts such costs, MotherNature shall be responsible for and shall pay to Rodale, within thirty (30) days of billing, all such incremental costs. In the event that MotherNature does not approve and accept such costs, then such insert shall be not processed or inserted into any Book shipments or billing statements.

          (d) Exclusivity.  The rights granted in this section shall be
              -----------
Exclusive.

     4.4  Magalogs.
          --------

          (a) Rodale agrees to consider, subject to availability and successful testing, in its sole discretion, a listing for MotherNature in Rodale magalogs.

          (b) The rights granted by this Section shall be non-exclusive.

     4.5  Magazine Cross-Promotion.
          ------------------------

          (a) Prevention Advertising and Supplement News.  Rodale agrees to
              ------------------------------------------
provide to MotherNature the following:

               (i) One (1) four-color full page advertisement for the Internet Site in six (6) issues of Prevention magazine per year;
                               ----------

               (ii) One (1) four-color full page advertisement for the Internet Site in twelve (12) issues of Prevention specials per year;
                                   ----------

               (iii)  The right to use, as is and unaltered, the Prevention
                                                                 ----------
     columns titled "Supplement News" and "Alternative Medicine News" on the Internet Site. Such posting of each column on the Internet Site shall take place no sooner than sixty (60) days after the on sale date of the Prevention issue in which it appears and shall include the
                      ----------
     following legend: "By permission from Prevention Magazine; (C)Rodale Inc.
                                           ----------
     1999" (or other appropriate year). In the event that either "Supplement News" or "Alternative Medicine News" is no longer published in Prevention
                                                                    ----------
     magazine, the rights granted by this paragraph shall apply to comparable columns of the magazine, as may be agreed upon by the parties from time to time. The rights granted with respect to these columns shall be Exclusive;

               (iv) Advertising provided to MotherNature pursuant to Section 4.5(a)(i) and 4.5(a)(ii) shall be without charge to MotherNature provided that advertising materials are received by Rodale in accordance with the specifications of the then current rate card for Prevention magazine.
                                                      ----------

     4.6  Co-Marketing Opportunities.  MotherNature will provide cross-selling
          --------------------------
promotions to Rodale for use in its subscription publications and sell-through support. The scope and nature of such activities shall be mutually agreed upon by Rodale and MotherNature.

     4.7  Technology Exchange.  The parties agree to engage in an ongoing
          -------------------
exchange of technology ideas and information. Subject to mutual agreement, each party may share such ideas and information with the other as may be helpful in selling the products of the other party and in the promotion and advancement of the Internet Site. Notwithstanding the foregoing, neither party shall be obligated at any time to release to the other any confidential information or trade secrets.

5.  CONSIDERATION; BOARD OF DIRECTORS
    ---------------------------------

     5.1  Consideration.  In consideration of the rights and licenses granted by
          -------------
Rodale under this Agreement, and Rodale's other obligations under this Agreement, MotherNature agrees to enter into and perform the Purchase Agreement (as hereinafter defined).

     5.2  Board of Directors.  Rodale shall have observer rights with respect to
          ------------------
MotherNature's Board of Directors in accordance with Article 5.01(k) of the Purchase Agreement (as hereinafter defined). In addition to the foregoing, MotherNature agrees that for so long as Rodale owns not less than four (4%) percent on a fully diluted basis of the issued and outstanding common stock of MotherNature, and Rodale is not in default of Section 11.2 of this Agreement, MotherNature agrees to use its best efforts to secure the nomination of a Rodale representative to the Board of Directors of MotherNature and agrees to recommend to the Shareholders of MotherNature that such representative be elected to the Board of Directors.

6.  WARRANTIES AND RIGHTS
    ---------------------

     6.1  Warranties of Rodale.  With respect to all Content listed on Schedule
          --------------------
A, Rodale represents, warrants and covenants that, except as is set forth on
Schedule 6.1 attached hereto and incorporated herein by this reference, or as is set forth on an endorsement to Schedule 6.1 delivered in connection with an endorsement to Schedule A pursuant to Section 3.3(b), it has obtained, or shall obtain prior to delivery of such Content to MotherNature, all permissions and releases which are necessary to grant to MotherNature the license set forth herein. Rodale further represents, warrants and covenants that Schedule 6.1 is full, complete and accurate. Rodale represents, warrants and covenants that, notwithstanding any exceptions set forth on Schedule 6.1, Rodale has obtained all permissions and releases which are necessary to grant to MotherNature the license set forth herein for not less than ninety-five (95%) percent of the total, editorial text, in the aggregate, contained in those Books which are listed on Schedule 6.1. Rodale represents and warrants that as of the date hereof, nothing in the Content is obscene, nothing in the Content infringes upon the rights of any party, is libelous or violates the copyrights, trademarks, intellectual property rights or rights of privacy or publicity of any party whatsoever and the licensing and use by MotherNature of Content in accordance with the terms of this Agreement will not infringe or violate the copyrights, trademarks, intellectual property rights, or rights of publicity or privacy of any party whatsoever. The delivery of new Content by endorsement to Schedule A pursuant to Section 3.3(b) of this Agreement shall constitute a reaffirmation of the representations and warranties contained in this Section with respect to the new Content. Rodale warrants that it has the right to license the Trademark to MotherNature and that the license of the Trademark does not constitute a violation or infringement of any trademark or other right in the Trademark. Rodale covenants and agrees to pay any royalties or similar compensation payable to any party by reason of the licensing of the Content to MotherNature under this Agreement.

     Rodale represents and warrants that:

          (a) The determination by Rodale's Board of Directors of the fair market value of the shares of common stock issued pursuant to the Stock Purchase Agreement of even date herewith between the parties hereto (the "Purchase Agreement") was made in good faith, based upon an independent third party assessment of fair market value, and the description of such valuation that was previously delivered to MotherNature is accurate;

          (b) No authorization, approval or permission of, nor filing with, the Federal Trade Commission by or on behalf of either Rodale or MotherNature is required in connection with the execution of this Agreement and/or the issuance and sale of the shares of common stock pursuant to the Purchase Agreement.

     6.2  Warranties of MotherNature.  MotherNature represents and warrants that
          --------------------------
as of the date hereof, nothing contained on the Internet Site is obscene and, to its knowledge, nothing contained on the Internet Site infringes upon the rights of any party, is libelous, violates the copyrights, trademarks, intellectual property rights, rights of privacy or publicity of any party whatsoever. MotherNature covenants that is shall use commercially reasonable efforts to ensure that nothing on the Internet Site will infringe upon the rights of any party, be libelous, obscene, violate the copyrights, trademarks, intellectual property rights, rights of privacy or publicity of any party whatsoever.

          (a) MotherNature further represents that:

               (i) The performance of any of the matters provided for in this Agreement is not contrary to any material statute, rule, regulation or order, the violation of which would have a material adverse affect on MotherNature's or Rodale's business or operations; and

               (ii) All activities of the parties with reference to the Internet Site as contemplated by this Agreement are in compliance with all current material laws related to the to the promotion and sale of drugs, dietary supplements, herbal products, vitamins and minerals as governed by the Food and Drug Administration and the Federal Trade Commission, the violation of which would have a material adverse affect on MotherNature's or Rodale's business or operations. MotherNature represents that it has consulted with counsel expert in such matters and covenants that it shall consult regularly with counsel expert in such matters with respect to continued compliance with all material statutes, rules, regulations and orders of any applicable authority, including without limitation, the Food and Drug Administration and the Federal Trade Commission. MotherNature covenants that it shall consult regularly with Rodale regarding all of such matters throughout the term of this Agreement; and

               (iii) MotherNature covenants and agrees with Rodale that the Internet Site shall not advertise, sell or promote the sale of products for the production of genetically-altered crops, livestock, or other foodstuffs. In the event that Rodale claims that MotherNature is in violation of this covenant, Rodale shall give MotherNature notice of such claim, specifying the alleged violation and requesting that it be cured.
     In the event the
     parties are unable to resolve Rodale's objection within thirty (30) days of such notice, the dispute shall be resolved by arbitration pursuant to
     Section 3.3(d).

     6.3  Preservation of Rights.  MotherNature acknowledges that Rodale shall
          ----------------------
be and remain the sole proprietor of all intellectual property rights with respect to the Content and the Trademark, including copyrights. In the event that MotherNature obtains any right or interest in the Trademark or the Content contrary to the intention of this Agreement, MotherNature shall promptly assign and transfer such right or interest, free of charge, to Rodale or its designee. MotherNature shall notify Rodale promptly of any violations, infringements or misuses by third parties of Rodale's copyrights, trademarks, trade names, the Content or the Trademark or other rights coming to its attention and shall cooperate fully with Rodale in taking any action necessary to protect such rights. MotherNature shall not be obligated to undertake any proceedings relative to the Content and the Trademark. Rodale shall reimburse MotherNature for any expenses reasonably incurred by MotherNature at Rodale's request and with Rodale's prior approval. Rodale shall have the right to conduct legal proceedings relating to the Content and the Trademark and shall, at its sole discretion, determine what legal measures, if any, shall be undertaken with respect to any infringement, alleged infringement or other violations of its rights. MotherNature agrees to fully cooperate with Rodale as regards to the prosecution of any such action, claim or proceeding.

7.  CONFIDENTIALITY
    ---------------

     7.1 Each party to this Agreement acknowledges that it may receive confidential information ("Confidential Information") of the other party. For purposes of this Agreement, "Confidential Information" shall mean any trade secret, information, process, technique, algorithm, computer program (source and object codes), design, drawing formula, test data, business development and marketing plans and concepts, records and files, financial data and budgetary information, income or sales data or projections, customer lists, information regarding customers, facilities, suppliers, plans or market analysis which is provided by either party in writing or in electronic form.

     7.2  Each party covenants, and agrees that:

          (a) It will not, at any time, reveal, divulge, or make known to any person, firm, corporation, or other entity any Confidential Information of the other party;

          (b) It will not publish, communicate, divulge, disclose or use such information for any purpose not authorized by the other party, nor make copies or disclose in any manner Confidential Information to any third party without prior written consent of the other party;

          (c) It will not use the Confidential Information of the other party for any purpose except to the extent required to accomplish the intent of this Agreement; and

          (d) It will return to the other party or destroy any documents (including copies, if any) containing Confidential Information of the other party after the need for such information has expired, or upon the request of the other party, and, in any event, upon completion or termination of this Agreement.

     7.3 Each party shall take reasonable security precautions, at least as great as the precautions it takes to protect its own trade secrets, with respect to the Confidential Information which it receives and shall disclose Confidential Information on a need to know basis only to its subsidiary, agent or subcontractor who is obligated to treat the Confidential Information in a manner consistent with all the obligations of this Agreement.

     7.4 The term "Confidential Information" does not include information which the receiving party can demonstrate:

          (a) Is now or hereafter becomes available in the public domain, to the publishing trade, or within the internet industry without improper disclosure by the receiving party;

          (b) Is known to the receiving party at the time of receipt of such information;

          (c) Is furnished to the receiving party by a third party without a violation of this Agreement;

          (d) Is the subject of written permission to disclose provided by the other party; and

          (e) Is independently acquired or developed by the receiving party, its employees, agents, affiliates or advisors.

     7.5 Each party agrees that any breach of obligations under this Section 7 shall be a material breach of this Agreement and result in irreparable harm to the non-disclosing party for which damages would be an inadequate remedy and, in addition to the rights and remedies otherwise available at law, the non-disclosing party shall be entitled to equitable relief, including injunction, in the event of such breach.

     7.6 The obligations contained in this Section 7, notwithstanding any other provision of this Agreement, shall terminate and end, absolutely, one (1) year after the date of termination or expiration of this Agreement.

     7.7 The obligations contained in this Section 7 shall not apply to any confidential information which is required to be disclosed by either party as a result of law, regulation, court order or other legal process, provided that the party required to make such disclosure shall give prompt notice, and in all events prior to such disclosure, to the other party of the requirement of disclosure and all material information relevant thereto to enable such party to seek an appropriate protective order or other relief from an appropriate court or agency.

8.  INDEMNIFICATION
    ---------------

     8.1 Rodale shall indemnify MotherNature and hold MotherNature harmless from and against any and all liabilities, losses, damages, claims, payments, judgments, costs and expenses (including attorneys' fees) suffered or incurred by MotherNature as a result of any claim or cause of action arising out of or relating to:

          (a) Rodale's performance or failure to perform its obligations under this Agreement; or

          (b) Arising out of any breach or alleged breach of Rodale's covenants, representations and warranties contained in Section 6 of this Agreement; or

          (c) Arising out of any claim by any user of the Internet Site that the Content caused personal injury or illness, provided, however, that there shall be excluded from indemnification obligation imposed by this Section 8.1(c):

               (i) Claims founded solely upon the use or ingestion of products sold or supplied by MotherNature; and

               (ii) Claims arising from any editorial Excerpting of Content by MotherNature which failed to maintain the editorial integrity of the health information contained in the Content from which the Excerpt was taken or created.

     8.2 MotherNature shall indemnify Rodale and hold Rodale harmless from and against any and all liabilities, losses, damages, claims, payments, judgments, costs and expenses (including attorneys' fees) suffered or incurred by Rodale as a result of:

          (a) Any claim or cause of action arising out of or relating to MotherNature's performance or failure to perform its obligations under this Agreement; or

          (b) Arising out of any breach or alleged breach of MotherNature's representations, warranties and covenants contained in Section 6 of this Agreement; or

          (c) Any claim or cause of action against Rodale, except for any claim or cause of action relating to Content included on the Internet Site in compliance with this Agreement, alleging that anything contained in the Internet Site infringes upon the rights of any party, is libelous, is obscene, violates the copyrights, trademarks, intellectual property rights, rights of privacy or rights of publicity of any party whatsoever.

          (d) Any claim or cause of action against Rodale alleging that

               (i) The performance of any of the matters provided for in this Agreement is contrary to any material statute, rule, regulation or order, the violation of which would have a material adverse affect on MotherNature's or Rodale's business or operations or the activities of the parties with reference to the Internet Site, fail to comply with all then current material laws relating to the promotion and sale of drugs, dietary supplements, herbal products, vitamins and minerals as governed by the Food and Drug Administration and the Federal Trade Commission.

9.  DEFAULT
    -------

     9.1  Default means:

          (a) The failure of either party to perform any material obligation under this Agreement which failure is not remedied within thirty (30) days after receipt of written notice from the other party demanding such remedy; or

          (b) The failure of either party to indemnify and hold the other harmless in accordance with Section 8 of this Agreement, which failure to provide indemnity shall not be remedied within thirty (30) days after receipt of written notice demanding such indemnity; or

          (c) The entry of any judgment, final order or decree against either party with respect to any matter which is the subject of indemnification by the other party under Section 8 of this Agreement.

9A.  CHANGE OF CONTROL
     -----------------

     9A.1 MotherNature shall give Rodale notice of the occurrence of a Change of Control of MotherNature. Within thirty (30) days after Rodale's receipt of such notice Rodale may elect to exercise its rights under this Section 9A.1. If Rodale elects to exercise its rights, then, following, the expiration of thirty
(30) days following the giving of such notice: the license granted to MotherNature by Section 4.1 of this Agreement to access Rodale's customer database shall be limited to only customer name, address, and e-mail address selections for the purpose of promoting visits to the Internet Site. Specifically, access to the Rodale customer database for ad hoc customer analysis purposes shall terminate. The successor to, or party acquiring control, of MotherNature shall, likewise, give to Rodale thirty (30) days notice of a second or subsequent Change of Control, and Rodale's rights under this
Section 9A.1 shall again be exercisable in respect to such second or subsequent Change of Control.

     9A.2 If during the period of twelve (12) consecutive months following a Change of Control of MotherNature, the revenue received by Rodale from the sale of Books (pursuant to Sections 3.4(b) and 3.4(c) of this Agreement) declines by twenty-five (25%) percent or more from the revenue received by Rodale from the sale of Rodale Books during the period of twelve (12) consecutive months preceding the Change of Control of MotherNature, Rodale may give notice thereof to MotherNature. Upon the expiration of thirty (30) days following the giving of such notice, all Exclusive rights and licenses granted by Rodale to MotherNature under this Agreement shall become non-exclusive unless MotherNature, during such thirty (30) day period, pays to Rodale a sum of money equal to the difference between the Book sale revenue by Rodale during the twelve (12) month period after the Change of Control of MotherNature, and seventy-five (75%) percent of the

Book sale revenue received by Rodale during the twelve (12) months preceding the Change of Control of MotherNature. Rodale's rights under this Section 9A.2 are exercisable annually, in respect of each anniversary of the Change of Control of MotherNature during the remainder of the term of this Agreement.



10.  TERMINATION
     -----------

     10.1 This Agreement may be terminated by written notice from the terminating party to the non-terminating party, notwithstanding any other provision of this Agreement, upon the occurrence of any of the following events:

          (a) By either party, upon the expiration of the term set forth in
Section 2.1 above;

          (b) By either party, in the event of default by the other;

          (c) By Rodale, in the event that the Internet Site is not available to consumers for a period of at least seven (7) consecutive days at any time during the term of this Agreement (after initial launch of the Internet Site), and the Internet Site has not been restored to functionality substantially equivalent to its functionality prior to the interruption within a period of an additional seven (7) consecutive days following notice by Rodale to MotherNature requesting that the interruption be cured; provided, however, that Rodale shall not have the right to terminate this Agreement if the interruption of the availability of the Internet Site to consumers is caused by:

               (i)  An act of God; or

               (ii) Acts of third parties beyond MotherNature's control, and such third party acts are not due to the violation of any law or regulation by MotherNature;

          (d) By Rodale, in the event that MotherNature fails to provide updated Content to the Internet Site for a period in excess of thirty (30) days at any time during the term of this Agreement; and such failure to provide updated Content is not cured within five (5) days of notice from Rodale to MotherNature.

          (e) By either party, in the event that bankruptcy, receivership, liquidation or Chapter 11 proceedings are filed against either party to this Agreement which is not stayed or discharged within thirty (30) days of commencement;

          (f) By Rodale, in the event that the Internet Site advertises, sells or promotes the sale of alcohol (excluding beer or wine), tobacco products, or non-organic fertilizers, and such advertising or promotion is not removed from the Internet Site within fifteen (15) days notice from Rodale to MotherNature requesting such removal.

     10.2  Effect of Expiration or Termination.  Upon the expiration or
           -----------------------------------
termination of this Agreement:

          (a) Cessation of Activities.  Each party shall cease to perform all
              -----------------------
services for the other party as described in this Agreement. Each party shall discontinue any promotional services for or on behalf of the other.

          (b) Survival.  The rights and obligations of the parties under the
              --------
following Sections shall survive any expiration or termination of this
Agreement:  Sections 6, 7, 8, 10 and 12.

          (c) Trademark.  MotherNature shall remove the Trademark from its
              ---------
Internet Site and shall have no further right to use the Trademark pursuant to the license granted under this Agreement.

          (d) MotherNature shall, at Rodale's option: (1) return to Rodale all of the Content (including Modifications) or (2) destroy all of the Content and Modifications, which destruction shall be certified by the Affidavit of the Chief Executive Officer of MotherNature. MotherNature shall make no further use, display or reproduction of the Content or Modifications; MotherNature shall make no derivative works of the Content; and all rights with respect to the Content and Modifications shall revert exclusively to Rodale, in all media.

          (e) MotherNature shall promptly execute and deliver to Rodale any document(s) requested by Rodale to accomplish the objectives of this Section 10.2.

11.  NON-COMPETITION
     ---------------

     11.1 During the term of this Agreement, MotherNature agrees that it shall not directly or indirectly through a subsidiary, affiliate or joint venture:

          (a) Publish for distribution and sale to the general public print Books or print magazines (excluding online materials that may be printed from a computer) on the subjects of health, vitamins, minerals, dietary supplements, medicinal herbs, natural healing, alternative medicine (including aromatherapy and homeopathy), cooking, home health remedies, pets or gardening, except upon the prior written consent of Rodale.

               (i) Notwithstanding the foregoing, in the event that during of this Agreement, MotherNature proposes to publish a magazine on the subjects health, vitamins, minerals, dietary supplements, medicinal herbs, natural healing, alternative medicine (including aromatherapy and homeopathy), cooking, home health remedies, pets or gardening, then the following shall apply:

                    (1) MotherNature shall first offer to Rodale the right to act as publisher of the magazine. For a period of not less than ninety (90) days, Rodale and MotherNature shall negotiate, in best faith efforts, to reach agreement as to the publication and distribution of the proposed magazine by Rodale on MotherNature's behalf. In the event that MotherNature and Rodale are, notwithstanding best faith efforts, unable to reach agreement as to Rodale's publication of such magazine, then MotherNature shall be free to negotiate with any third party for the publication of that magazine. In the event that the magazine is published by any party other than Rodale, then MotherNature agrees and acknowledges that the Content may not be used in the proposed magazine in any way, it being the intention of the parties that a magazine published by any party other than Rodale shall have editorial content which is not the Content, derivatives of the Content or modifications of the Content in any respect.

          (b) Engage in the business of selling to employer intranets health information which does not also offer products for sale.

     11.2 During the term of this Agreement, Rodale agrees that it shall not directly or indirectly through a subsidiary, affiliate or joint venture:

          (a) Engage in the sale to consumers of vitamins, minerals, dietary supplements, medicinal herbs, minerals, drugstore products (over the counter and prescription products which are ingested or topically applied), or aromatherapy or homeopathy products; or

          (b) Invest in or acquire any other entity that is a Competitor under the meaning of Section 1.5 hereof; provided, however, that Rodale shall not be deemed to be in violation of this Section 11.2 solely by virtue of its beneficial ownership of less than two and one-half (2.5%) percent of the outstanding securities of any corporation whose securities are traded on a national securities exchange.

12.  MISCELLANEOUS
     -------------

     12.1  Service Interruptions.  MotherNature and Rodale will endeavor to keep
           ---------------------
their respective websites and services operational at all time, but certain technical difficulties may, from time to time, result in temporary service interruptions. Neither party shall be liable to the other for any consequences of such service interruptions.

     12.2  Assignment.  Neither party may assign or transfer any of the rights,
           ----------
duties or obligations hereunder to any party without the prior written consent of the other. Subject to Section 9A., MotherNature may, without such consent, assign its rights, duties or obligation hereunder to an acquirer of MotherNature in connection with a Change of Control of MotherNature.

     12.3  Relationship of Parties.  Rodale and MotherNature are independent
           -----------------------
contractors and nothing in this Agreement is intended or will create any form of partnership, joint venture, agency, franchise, sales representative or employment relationship between the parties. Neither party has the authority, without the other party's prior written approval, to bind or commit the other party in any way.

     12.4  Waiver.  No waiver of any provision of the Agreement shall be
           ------
effective unless made in writing. No waiver of any breach of any provision of the Agreement shall constitute a waiver of any subsequent breach of the same or any other provision of the Agreement.

     12.5  Governing Law and Dispute Resolution.  Any dispute regarding the
           ------------------------------------
interpretation or validity hereof shall be governed by the laws of the Commonwealth of Pennsylvania, U.S.A., exclusive of that body of law relating to choice of law.

     12.6  Severability.  The provisions of this Agreement are severable.  If
           ------------
any one (1) or more such provisions are judicially determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions or portions of the Agreement shall be binding on and enforceable by and between the parties hereto.

     12.7  Audit.  Each party shall have the right to audit or have its
           -----
representatives audit the books and records of the other to assure compliance with the provisions of this Agreement. In the event of any discrepancy discovered by such audit, the amount of the discrepancy shall immediately be paid, and in the event that such discrepancy exceeds five (5%) percent, the audited party shall pay the reasonable costs of the audit not to exceed Two Thousand Five Hundred ($2,500.00) Dollars.

Audit rights may be exercised at the business location of either party hereto and shall be exercisable on five (5) days notice during normal business hours.

     12.8  Notices.  All notices required or permitted under this Agreement will
           -------
be in writing, will reference this Agreement and will be deemed given: (a) when actually delivered; (b) when sent by confirmed facsimile; or (c) the next business day after deposit with a commercial overnight carrier specifying next-day delivery, with written verification of receipt. All communications will be sent to the addresses set forth below or to such other address as may designated by a party by giving written notice to the other party pursuant to this Section 12.8:

     If to Rodale:       Chief Financial Officer
     ------------
                         Rodale Inc.
                         33 East Minor Street
                         Emmaus, PA  18098-0099
                         Phone:  (610) 967-8251
                         Fax:    (610) 967-9154

     with a copy to:     Paul A. McGinley, Esquire
     --------------
                         Gross, McGinley, LaBarre & Eaton, LLP
                         33 South 7th Street
                         P.O. Box 4060
                         Allentown, PA  18101
                         Phone:  (610) 820-5450
                         Fax:    (610) 820-6006

     If to MotherNature: Chief Financial Officer
     ------------------
                         MotherNature.com, Inc.
                         One Concord Farms, Second Floor
                         490 Virginia Road
                         Concord, MA  01742
                         Phone:  (978) 929-2020
                         Fax:    (209) 797-6335

     with a copy to:     Howard S. Rosenblum, Esquire
     --------------
                         Testa, Hurwitz & Thibeault, LLP
                         125 High Street
                         Boston, MA  02110-2704
                         Phone:  (617) 248-7000
                         Fax:    (617) 248-7100

     12.9  Counterparts.  This Agreement may be executed in two (2) or more
           ------------
counterparts, each of which shall be deemed an original and which together shall constitute one (1) instrument.

     12.10  Licenses.  The granting of rights by Rodale to MotherNature under
            --------
this Agreement shall be deemed to be the granting of royalty-free, worldwide licenses in the English or Spanish language, as published by Rodale, for the applicable terms of such rights.

     12.11  Publicity.  Neither Rodale nor MotherNature shall, without the
            ---------
consent and advance approval of the other party, issue any publicity releases, statements, or announcement concerning this Agreement or the transactions contemplated hereby; provided that any such release, statement and/or announcement may be made by either Rodale or MotherNature pursuant to any governmental or regulatory requirement (but only after a reasonable attempt to coordinate such release or announcement with the other party).

     12.12  Entire Agreement.  This Agreement, that certain Stock Purchase
            ----------------
Agreement entered into between Rodale and MotherNature constitute the entire agreement between the parties and supersedes all prior agreements and understandings between them relating to the subject matter hereof. No modifications of the Agreement shall be binding on either party unless it is in writing and signed by the party to be charged.


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

     IN WITNESS WHEREOF, the parties have hereunto set their hands and seals the day and year first above written, intending to be legally bound hereby.


                              RODALE INC.


                              BY:    /s/ Placido Corpora
                                     -------------------------------------
                              Name:
                                     -------------------------------------
                              Title:
                                     -------------------------------------



                              MOTHERNATURE.COM, INC.


                              BY:    /s/ Michael Barach
                                     -------------------------------------
                              Name:
                                     -------------------------------------
                              Title:
                                     -------------------------------------



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